EXHIBIT 23.2




Mark Sherman, CPA
316 South Jones Boulevard
Las Vegas, NV 89107

Phone (702) 645-6318 Fax: (702) 645-1604

Email:Markssherman@msn.com

November 16, 2001

I consent to the use of my report dated October 29, 2001, in the Form SB2, on the financial statements of Commercial Evaluations, Inc., dated September 30, 2001, included herein and to the reference made to me.

Sincerely,

/S/

Mark S. Sherman